                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORT): MARCH 27, 1998


                                   RENEX CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       FLORIDA                    0-23165                  65-0422087
  (STATE OR OTHER               (COMMISSION             (I.R.S. EMPLOYER
  JURISDICTION OF               FILE NUMBER)          IDENTIFICATION NUMBER)
  INCORPORATION OR
   ORGANIZATION)


      2100 Ponce de Leon Boulevard, Suite 950, Coral Gables, Florida 33134
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
       Registrant's telephone number, including area code: (305) 448-2044


                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          On March 27, 1998, Renex Corp. (the "Company") through its wholly-owned subsidiary, Renex Dialysis Clinic of South Georgia, Inc., purchased certain of the assets and the operating business and assumed certain liabilities of South Georgia Dialysis Services, LLC., a Georgia limited liability company ("SGDS") which operated four dialysis facilities. The purchase price of $4.5 million was paid in cash at closing.

          (a) The following financial statements of SGDS are included herein:

                                                                                                      PAGE
                                                                                                      ----
              Independent Auditors' Report                                                            F-1
              Balance sheet as of December 31, 1997                                                   F-2
              Statement of operations for the year ended December 31, 1997                            F-3
              Statement of members' equity for the year ended December 31, 1997                       F-4
              Statement of cash flows for the year ended December 31, 1997                            F-5
              Notes to financial statements                                                           F-6


          (b) Pro forma financial information.

              Renex Corp.'s consolidated balance sheet as of
                March 31, 1998 (unaudited).                                                           F-13

              Renex Corp.'s pro forma consolidated statements of
                operations for the year ended December 31, 1997 (unaudited).                          F-14

              Renex Corp.'s pro forma consolidated statements of
                operations for the three months ended March 31, 1998 (unaudited).                     F-15



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        RENEX CORP.
                        (Registrant)



                        By: /s/ James P. Shea
                            ---------------------------------------------------
                            James P. Shea
                            President and Chief Executive Officer



                        By: /s/ Orestes L. Lugo
                            ---------------------------------------------------
                            Orestes L. Lugo
                            Vice President--Finance and Chief Financial Officer


Date: May 29, 1998
      ------------

                      SOUTH GEORGIA DIALYSIS SERVICES, LLC



                      Financial Statements for the
                      Year Ended December 31, 1997
                      and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Members of
   South Georgia Dialysis Services, LLC
Thomasville, Georgia:


We have audited the accompanying balance sheet of South Georgia Dialysis Services, LLC (the "Company") as of December 31, 1997 and the related consolidated statement of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


DELOITTE AND TOUCHE LLP
Certified Public Accountants

Miami, Florida
March 30, 1998

SOUTH GEORGIA DIALYSIS SERVICES, LLC


BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                               1997
                                                                            -----------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $    17,613
  Accounts receivable (net of allowance for doubtful accounts and
    allowance for contractual adjustments of $357,057 in 1997)                  387,097
  Inventories                                                                    33,169
                                                                            -----------
           Total current assets                                                 437,879

FIXED ASSETS, Net                                                             4,706,549

OTHER ASSETS                                                                     37,827
                                                                            -----------
TOTAL                                                                       $ 5,182,255
                                                                            ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                          $   912,984
  Accrued expenses and other                                                     58,992
  Notes payable to investors                                                     90,907
  Revolving line of credit                                                      397,053
  Current portion of capital lease obligations                                  195,759
  Current portion of long-term debt                                             563,829
                                                                            -----------

           Total current liabilities                                          2,219,524

LONG-TERM DEBT, Less current portion                                          2,377,071

CAPITAL LEASE OBLIGATIONS, Less current portion                                 685,982

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
  Capital contributions                                                         755,444
  Accumulated deficit                                                          (855,766)
                                                                            -----------
           Total members' equity                                               (100,322)
                                                                            -----------
TOTAL                                                                       $ 5,182,255
                                                                            ===========




See accompanying notes to financial statements.

SOUTH GEORGIA DIALYSIS SERVICES, LLC

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                 1997
                                              -----------
NET REVENUES                                  $ 4,603,058

OPERATING EXPENSES:
  Facilities                                    3,407,857
  General and administrative                      315,934
  Provision for doubtful accounts                 742,508
  Depreciation and amortization                   375,566
                                              -----------
          Operating income (loss)                (238,807)

OTHER INCOME (EXPENSES):
  Interest expense                               (361,496)
  Other income                                      9,972
                                              -----------

NET LOSS                                      $  (590,331)
                                              ===========



See accompanying notes to financial statements.

SOUTH GEORGIA DIALYSIS SERVICES, LLC


STATEMENT OF MEMBERS' EQUITY
DECEMBER 31, 1997
--------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996             $ 490,009

  Net loss                                (590,331)
                                         ---------
BALANCE AT DECEMBER 31, 1997             $(100,322)
                                         =========




See accompanying notes to financial statements.

SOUTH GEORGIA DIALYSIS SERVICES, LLC

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                           1997
                                                                       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $  (590,331)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
      Provision for doubtful accounts                                      742,508
      Depreciation and amortization                                        375,566
      Changes in operating assets and liabilities:
        Increase in accounts receivable                                   (890,640)
        Increase in inventories                                            (33,169)
        Increase in accounts payable and accrued expenses                  272,327
                                                                       -----------

           Net cash used in operating activities                          (123,739)
                                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                     (558,111)
                                                                       -----------

           Net cash used in investing activities                          (558,111)
                                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                           1,022,339
  Repayments of capital lease obligations                                 (153,127)
  Repayments of long-term debt                                            (200,256)
                                                                       -----------

           Net cash provided by financing activities                       668,956
                                                                       -----------

DECREASE IN CASH AND CASH EQUIVALENTS                                      (12,894)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                30,507
                                                                       -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $    17,613
                                                                       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                               $   344,941
                                                                       ===========



See accompanying notes to financial statements.

SOUTH GEORGIA DIALYSIS SERVICES, LLC


NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION - South Georgia Dialysis Services, LLC, (the "Company"), provides outpatient hemodialysis treatment, continuous ambulatory peritoneal dialysis, and home dialysis treatment support services to patients suffering from end-stage renal disease. Operations are conducted in four facilities in Southwest Georgia (see Note 12). Although the Company's patients are individuals, accounts receivable for services provided are collected primarily from government agencies, predominantly Medicare and Medicaid. Additional amounts are collected from private insurance companies and individual patients.

      The Company was organized as a limited liability company on May 1, 1995 and began operations on January 1, 1996. Construction of facilities were completed and operations of outpatient hemodialysis service began in January and February of 1997. The Company has a limited history of earnings and had an accumulated deficit of $855,766 through December 31, 1997, and is subject to all the risks inherent in the establishment of a new business enterprise. The Company's ability to achieve profitability is dependent upon increased utilization of its existing dialysis facilities, controlling operating costs and its ability to develop or acquire and manage additional dialysis facilities.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

      NET REVENUES -Dialysis and ancillary services revenues include amounts for services reimbursable by Medicare, Medicaid, and other third party payors under contracted reimbursement formulas. Revenues are recognized when services are provided. Revenues are reported at the amount expected to be realized from governmental, third party payors, and patients based on reimbursement contracts and ordinary and customary charges when the services are provided.

      During the years ended December 31, 1997, the Company received approximately 73% and 26% of its dialysis revenues from Medicare and Medicaid programs, respectively. The remaining balance of dialysis revenue was from insurance companies and private and other third-party payors.

      Beginning in January of 1998, the Medicare reimbursement rates for pharmaceutical products (excluding Epogen) administered to dialysis patients were reduced by approximately 5%. HCFA has recently established reimbursement guidelines for Epogen, which is used to prevent anemia, a common problem with end-stage renal disease ("ESRD") patients. Medicare will pay for Epogen until a patient's hematocrit (a measure of anemia) reaches a 90-day rolling average of 36%. This allows dialysis providers a three-month window to control dosages in order to keep patients at this beneficial level or obtain additional medical justification for exceeding this limit.

      These recent and proposed reductions will be partially offset by new legislation enacted by Congress. The new law requires private insurance companies to increase the length of ESRD patient coverage from 18 months to 30 months. Private insurance generally pays at rates significantly above the Medicare rates. However, there can be no assurance that this change will be adequate to cover the Medicare rate reductions.

      Revenues associated with the administration of Epogen are a significant source of revenue for the Company. The Company is unable to predict future changes in the reimbursement rate for Epogen treatments, the typical dosage per administration or the cost of the medication. In addition, Epogen is produced by only one manufacturer. The interruption of supplies of Epogen to the

      Company would have a material adverse effect on the Company's business, financial condition, and results of operations.

      PROVISION FOR BAD DEBT - The Company provides an allowance for doubtful accounts based on historical experience of amounts that result to be uncollectible. Amounts written off are charged against the allowance.

      CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      MEDICAL SUPPLIES INVENTORY - Medical supplies inventory is stated at the lower of cost (first-in, first-out) or market.

      FIXED ASSETS - Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from six to twelve years for medical and other equipment, and furniture and fixtures, and forty years for buildings.

      INCOME TAXES - The limited liability company is considered a partnership for Federal and State income tax purposes. Accordingly, the equity owners account for their pro rata share of the Company's income, deductions, and credits in their separate tax returns. As a result, income tax expenses, assets, and liabilities are not recognized in the financial statement of the Company.

      For income tax purposes, the Company uses a hybrid method reporting which allows the taxpayer to use accrual method for purchases and sales and the cash method for all other items of income and expenses. (Section 446(c)4 of IRC).

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments include receivables, payables, debt and credit lines. The fair values of such financial instruments have been determined based on market interest rates as of December 31, 1997. The fair values were not materially different than their carrying values.

2.    ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Changes in the Company's allowance for doubtful accounts are as follows:

                                                                  DECEMBER 31,
                                                                      1997
                                                                   ---------

          Beginning balance                                        $ 399,520
          Provision for doubtful accounts                            742,508
          Write-offs                                                (961,140)
                                                                   ---------

          Ending balance allowance for doubtful accounts             180,888

          Allowance for contractual discounts                        176,169
                                                                   ---------
          Total                                                    $ 357,057
                                                                   =========

      The Company grants credit without collateral to its patients, most of whom are insured under third-party payor agreements, including Medicare and Medicaid which represent the significant portion of the balance of receivables for the year ended December 31, 1997. The remaining receivables are primarily due from third party payors, including commercial and insurance. The Company also has receivables due from patients who are self-payors or owe co-payments.

3.    FIXED ASSETS

      Fixed assets are summarized as follows:

                                                                  DECEMBER 31,
                                                                      1997
                                                                  -----------

          Land                                                    $   492,330
          Building and leasehold improvements                       3,057,672
          Medical equipment                                           126,210
          Equipment, furniture and fixtures                           205,794
          Equipment, under capital lease obligations                1,034,868
          Automobiles                                                 167,955
                                                                  -----------

          Total                                                     5,084,829

          Less accumulated depreciation                              (378,280)
                                                                  -----------

          Fixed assets - net                                      $ 4,706,549
                                                                  ===========

4.    MEDICAL MALPRACTICE INSURANCE

      The Company maintains general liability and professional malpractice liability insurance on its staff and other insurance appropriate for its operations. The general liability policy provides coverage of $1,000,000 per occurrence and $2,000,000 in the aggregate. The professional liability policy provides coverage for professional (medical) activities of the Company's employees. This policy provides coverage of $1,000,000 per occurrence and $2,000,000 in the aggregate.

5.    LINE OF CREDIT AND NOTES PAYABLE TO RELATED PARTY

      Short-term debt consists of the following at December 31, 1997:

          Revolving credit agreement               $397,053
          Notes payable - related party              90,907
                                                   --------

          Total short-term debt                    $487,960
                                                   ========


      In addition to its long-term debt, the Company has a revolving credit agreement with a bank that provides for borrowing up to a total of $400,000 for general working capital purposes. Borrowings under the agreement are secured by receivables, inventory, property and equipment of the Company and accrue interest at the bank's prime rate plus 1.5% per annum. The Company had outstanding borrowings of $397,053 on December 31, 1997.

 6.   LONG-TERM DEBT

      Long-term debt consists of the following at December 31, 1997:

                                                                                                    DECEMBER 31,
                                                                                                        1997
                                                                                                     ----------
          Various notes due bank dated February 1, 1997 collateralized by real estate. Interest rate is 9.69% and monthly installments
            of $23,367 including interest                                                            $2,146,847

          Various notes due bank dated February 1, 1997 collateralized by equipment.
            Interest rate is 9.69% and monthly installments of $10,475 including interest               416,029

          Notes due bank dated September 23, 1996 collateralized by real estate. Interest
            rate is 10.43% and monthly installment of $3,672 including interest                         316,460

          Notes due bank dated September 23, 1996 collateralized by equipment. Interest
            rate is 9% and monthly installment of $1,374 including interest                              61,564
                                                                                                     ----------

          Totals                                                                                      2,940,900
          Less current maturities                                                                       563,829
                                                                                                     ----------

          Net long-term debt                                                                         $2,377,071
                                                                                                     ==========


      The maturity schedule of long-term debt as of December 31, 1997 is as follows:

         YEAR ENDING                                      TOTAL

          1998                                        $  804,271
          1999                                           877,386
          2000                                           877,386
          2001                                           874,153
          2002                                           142,996
                                                      ----------
                                                       3,576,192
          Less amount representing interest              635,292
                                                      ----------
          Total                                       $2,940,900
                                                      ==========

      The loan contains certain restrictive covenants including financial covenants as to minimum net worth, leverage, and cash flows. Effective May 1, 1997, the loan agreement was revised as to the minimum net worth and cash flows covenants. On December 31, 1997, the Company was in breach of working capital and other financial ratio covenants of loan agreements. On March 30, 1998, the Bank waived such defaults as they may have existed as of December 31, 1997, reserving rights to remedies as to any defaults occurring after December 31, 1997.

7.    CAPITAL LEASE OBLIGATIONS

      The Company leases their dialysis equipment and other equipment under non-cancelable lease agreements with expiration date through December 1, 2001. The leases require the Company to pay insurance and property taxes on the equipment.

      The following is a schedule of the future minimum lease payments at December 31, 1997.

        YEAR ENDING                                      AMOUNT

          1998                                        $  268,733
          1999                                           269,947
          2000                                           268,736
          2001                                           246,948
                                                      ----------

                                                       1,054,364
          Less amount representing interest              172,623
                                                      ----------

          Total                                       $  881,741
                                                      ==========

8.    EMPLOYEE BENEFIT PLANS

      The Company has qualified defined contribution (profit sharing plan) covering, substantially all employees who have met plan eligibility requirements. The plan also provides for a 401(k) salary reduction provision. Contributions and matching 401(k) contributions are at the discretion of the Company. The Company did not make voluntary contributions or matching 401(k) contributions to the plan for the year ended December 31, 1997.

9.    RELATED PARTY TRANSACTIONS

      Medical directors fee of $120,000 is paid to the managing member of the Company for the year ended December 31, 1997. This amount is offset with $118,250, representing the rent receivable and loan receivable from the managing member. In addition, the Company owed the managing member, member of management and equity investors $28,500 on December 31, 1997.

      The Company had unsecured notes payable to the managing member and member of management. The borrowings are due on demand and bear interest at a bank's reference rate (prime plus 2%). The outstanding balance on the notes were $90,907 as of December 31, 1997.

      The Company paid management consulting and accounting fees of $29,527 to an organization which a member of management has an immediate family member as a principal of the organization.

      The Company leases a medical office building to the managing member. Rental income received under the agreement is $38,250 for the year ended December 31, 1997.

10.   COMMITMENTS AND CONTINGENCIES

      LITIGATION - The Company is subject to claims and suits in the ordinary course of business, including those arising from patient treatments, which the Company believes are covered by insurance. The Company is not involved in any material litigation and is not aware of any potential claims which would give rise to material liability.

      IMPACT OF THE YEAR 2000 ISSUE - The Company is undertaking a comprehensive review of all of its computer software, computer hardware, and other operating equipment to mitigate disruption of its business related to the Year 2000 issue. There can be no assurance until 2000, however, that all of the Company's systems, and the systems of its suppliers, shippers, payors and other external business partners will function adequately. If the systems of the Company's suppliers, shippers and other external business partners are not Year 2000 compliant, it could have a material adverse effect of the Company. The Company does not expect the costs associated with this undertaking to have a material effect on its financial position or results of its operations.

11.   SUBSEQUENT EVENTS

      In March 1998, the Company entered into a definitive agreement to sell certain assets, the operating business and certain liabilities to Renex Corp. On March 27, 1998, the purchase price of $4.5 million was paid in cash of which $2.0 million was used to pay down certain long-term debt. Concurrent with the sale, the Company entered into a long-term lease agreement for the four dialysis facilities with Renex Corp.


                                   * * * * * *

(b)      PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998, represent the results of operations of SGDS assuming the sale had been consummated as of the beginning of the periods presented. It includes the impact of certain adjustments, such as: changes in expenses based on contractual arrangements, amortization of intangibles, increased interest expense on acquisition debt, decreased interest income on use of cash on hand to payoff the debt following the Company's initial public offering and the related income tax effects.

         The unaudited consolidated balance sheet as of March 31, 1998 reflects the assets acquired and liabilities assumed. A portion of the purchase price was allocated to the net assets acquired based on their estimated fair values. The balance of the purchase price, approximately $3.3 million, was recorded as goodwill.

         The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the transaction had been consummated as of the beginning of the periods presented. In addition, the pro forma financial information does not purport to be indicative of the results of operations or financial position, which may be obtained in the future.

         The pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as well as SGDS' audited financial statements for the year-ended December 31, 1997 included in this Form 8-K/A1.

                          RENEX CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                      MARCH 31, 1998
                                                                      --------------
                                                                      (Unaudited)

                                     ASSETS

Current assets:
  Cash and cash equivalents ....................................      $  9,587,000
  Accounts receivable, net .....................................         6,151,000
  Inventories ..................................................           507,000
  Prepaids and other ...........................................           851,000
                                                                      ------------

      Total current assets .....................................        17,096,000

Fixed assets, net ..............................................         9,469,000
Intangible assets, net .........................................         5,693,000
Notes receivable from affiliates, interest rate at 8% ..........            85,000
Other assets ...................................................           241,000
                                                                      ------------
      Total assets .............................................      $ 32,584,000
                                                                      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable .............................................      $  1,177,000
  Accrued expenses and other ...................................         4,739,000
  Current portion of capital lease obligations .................           636,000
                                                                      ------------

      Total current liabilities ................................         6,552,000
                                                                      ------------


Capital lease obligations, less current portion ................         2,040,000
                                                                      ------------

Commitments

Shareholders' equity:
  Common stock, $.001 par value, 30,000,000 shares authorized,
    6,974,247 shares issued and outstanding ....................             7,000
Additional paid-in capital .....................................        30,600,000
Accumulated deficit ............................................        (6,615,000)
                                                                      ------------
      Total shareholders' equity ...............................        23,992,000
                                                                      ------------
      Total liabilities and shareholders' equity ...............      $ 32,584,000
                                                                      ============


                          RENEX CORP. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                 HISTORICAL
                                                      ------------------------------
                                                                                            PRO FORMA
                                                      RENEX CORP.            SGDS           ADJUSTMENTS         PRO FORMA
                                                      ------------       ------------       ------------       ------------
Net revenues ...................................      $ 26,073,000       $  4,604,000       $         --       $ 30,677,000
Operating expenses:
  Facilities ...................................        20,182,000          3,398,000            423,000 (1)     24,003,000
  General and administrative ...................         2,991,000            316,000                 --          3,307,000
  Provision for doubtful accounts ..............           962,000            743,000                 --          1,705,000
  Depreciation and amortization ................         1,635,000            376,000            180,000 (2)      2,191,000
                                                      ------------       ------------       ------------       ------------

    Operating income (loss) ....................           303,000           (229,000)          (603,000)          (529,000)
                                                      ------------       ------------       ------------       ------------

Other income (expense):
  Gain (loss) on sale of assets ................           (27,000)                --                 --            (27,000)
  Net interest income (expense) ................          (771,000)          (361,000)          (108,000)(3)     (1,240,000)
  Amortization of deferred financing costs .....          (162,000)                --                 --           (162,000)
                                                      ------------       ------------       ------------       ------------

Loss before extraordinary item .................          (657,000)          (590,000)          (711,000)        (1,958,000)
Extraordinary item charge for
  early retirement of debt .....................        (1,441,000)                --                 --         (1,441,000)
                                                      ------------       ------------       ------------       ------------

    Net loss ...................................      $ (2,098,000)      $   (590,000)      $   (711,000)      $ (3,399,000)
                                                      ============       ============       ============       ============

Basic and Diluted Earnings Per Share:
  Loss per share before extraordinary item .....      $      (0.14)      $      (0.13)      $      (0.15)      $      (0.42)
                                                      ============       ============       ============       ============
  Extraordinary charge for early retirement
    of debt ....................................             (0.31)                --                 --              (0.31)
                                                      ============       ============       ============       ============
  Net loss .....................................      $      (0.45)      $      (0.13)      $      (0.15)      $      (0.73)
                                                      ============       ============       ============       ============
  Weighted average shares outstanding ..........         4,672,707          4,672,707          4,672,707          4,672,707
                                                      ============       ============       ============       ============


(1) To record medical director fee and lease expense for medical office building.

(2) To record amortization of intangibles and reduction of depreciation expense for assets not acquired.

(3) To record interest expense for debt obtained to purchase assets, reduction of interest expense for liabilities not assumed, and reduction of interest income on use of cash on hand to pay off debt obtained following the Company's initial public offering.

                          RENEX CORP. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                           HISTORICAL
                                                   ----------------------------
                                                                                       PRO FORMA
                                                   RENEX CORP.          SGDS           ADJUSTMENTS        PRO FORMA
                                                   -----------       -----------       -----------       -----------

Net revenues ................................      $ 7,750,000       $   887,000       $        --       $ 8,637,000

Operating expenses:
  Facilities ................................        5,849,000           724,000           106,000(1)      6,679,000
  General and administrative ................        1,045,000            39,000                --         1,084,000
  Provision for doubtful accounts ...........          251,000            67,000                --           318,000
  Depreciation and amortization .............          465,000            67,000            45,000(2)        577,000
                                                   -----------       -----------       -----------       -----------

    Operating income (loss) .................          140,000           (10,000)         (151,000)          (21,000)
                                                   -----------       -----------       -----------       -----------

Other income (expense):
  Net interest income (expense) .............          197,000          (100,000)           18,000(3)        115,000
                                                   -----------       -----------       -----------       -----------

Income (loss) before taxes ..................          337,000          (110,000)         (133,000)           94,000

Income tax expense ..........................          (17,000)               --                --           (17,000)
                                                   -----------       -----------       -----------       -----------

    Net income (loss) .......................      $   320,000       $  (110,000)      $  (133,000)      $    77,000
                                                   ===========       ===========       ===========       ===========

Basic Earnings Per Share:
  Net income (loss) .........................      $       .05       $      (.02)      $      (.02)      $       .01
                                                   ===========       ===========       ===========       ===========
  Weighted average shares outstanding .......        6,977,372         6,977,372         6,977,372         6,977,372
                                                   ===========       ===========       ===========       ===========

Diluted Earnings Per Share:
  Net income (loss) .........................      $       .05       $      (.02)      $      (.02)      $       .01
                                                   ===========       ===========       ===========       ===========
  Weighted average shares outstanding .......        7,050,387         7,050,387         7,050,387         7,050,387
                                                   ===========       ===========       ===========       ===========




(1) To record medical director fee and lease expense for medical office building.

(2) To record amortization of intangibles and reduction of depreciation expense for assets not acquired.

(3) To record reduction of interest expense for liabilities not assumed, and reduction of interest income on use of cash on hand related to the purchase.